EXHIBIT 10.7

NOTE EXTENSION

Calabria Advisors, LLC hereby extends the due date on the following notes from Speedemissions, Inc. to July 1, 2005:

Date of Note	Principal Amount	Original Due Date
September 29, 2004	$5,900	March 29, 2005
October 28, 2004	$9,900	April 28, 2005
December 17, 2004	$9,800	June 17, 2005

Other than as set forth above, the remaining terms and conditions of the original notes remain in effect. Dated effective March 29, 2005.

Calabria Advisors, LLC	Speedemissions, Inc.

/s/ Richard Parlontieri	/s/ Bahram Yusefzadeh
By: Richard Parlontieri	By: Bahram Yusefzadeh
Its: Director